EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

To the Board of Directors and stockholders
of GWIN, Inc.
5052 South Jones Blvd
Las Vegas, Nevada 89118

We hereby consent to the incorporation by reference in this registration statement of GWIN, Inc. on Form S-8, of our audit report dated September 23, 2005 for the year ended July 31, 2005, and to all references to our firm in this Registration Statement.

/s/Moore Stephens, P.C.
Moore Stephens, P.C. Cranford, New Jersey August 24, 2006